Exhibit 10.35

The Commerce Group, Inc.
Named Executive Officer Salaries and Bonuses

      As approved by the Board of Directors in May 2005, the following table sets forth the salaries that the Company has agreed to pay its CEO and four most highly compensated executive officers other than the CEO (the "named executive officers"), and the bonuses that the named executive officers are eligible to receive. All of the named executive officers are employees at-will.

Name and Title	Salary	Bonus
Arthur J. Remillard, Jr. President, Chief Executive Officer, Chairman of the Board and Director	$882,832	$10,250
Gerald Fels Executive Vice President, Chief Financial Officer and Director	$527,436	$10,250
James A. Ermilio Senior Vice President and General Counsel	$323,016	$10,250
Arthur J. Remillard, III Senior Vice President-- Policyholder Benefits, Assistant Clerk and Director	$290,868	$10,250
Randall V. Becker Treasurer and Chief Accounting Officer	$258,780	$10,250

      Each named executive officer of the Company also receives annual incentive awards under the Company's 2002 Incentive Compensation Plan. A form of the 2005 Incentive Award Agreement is filed as Exhibit 10.36 in the Company's Form 10-Q for the quarter ended June 30, 2005. The 2005 Incentive Award Agreement is substantially the same as the previously granted Book Value Award Agreement.

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